SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 26, 2003

Date of Report (Date of earliest event reported):

SuperGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 560-0100

Item 5.            Other Events

                        On February 26, 2003 SuperGen, Inc. (“SuperGen”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with purchasers named therein (“Purchasers”) for the private placement of Senior Exchangeable Convertible Notes (“Notes”) in the principal amount of $21.25 million and related warrants, and a Registration Rights Agreement relating thereto (“Transactions”).  Copies of the Purchase Agreement, Registration Rights Agreement, a form of Note, a form of Warrant, the Pledge Agreement, and the Securities Account Control Agreement (collectively, the “Transaction Documents”) are filed as exhibits to this report and are incorporated in this report by reference.  The description set forth below is qualified in its entirety by reference to the Transaction Documents.

                        The Notes will accrue interest at a rate of 4% per annum.  The principal amount of the Notes shall be repayable in four equal quarterly installments beginning nine (9) months after the closing of the Transactions.  The Notes shall be, at the option of the investors, in whole or in part, (a) convertible into shares of the Common Stock of SuperGen (as converted, the “Conversion Shares”), at a fixed conversion price of $4.25 per share (the “Fixed Conversion Price”), and (b) exchangeable for up to 2,634,211 shares of common stock of AVI BioPharma, Inc. currently owned by SuperGen (the “AVII Shares”) at a fixed exchange price of $5.00 per share.  Subject to certain conditions, at any time after the first anniversary of the effectiveness of the Registration Statement (as defined below), all of the outstanding Notes will be redeemable by SuperGen for a cash redemption price at 120% of par plus accrued and unpaid interest.  Upon a Change of Control (as defined under the Notes), the holders will have certain redemption rights, and SuperGen may also redeem the Notes, in each case subject to certain conditions and provided that, in the event of SuperGen’s redemption, SuperGen will issue to the holders of the Notes certain warrants exercisable for the securities of the acquiring entity and the AVII Shares.  SuperGen’s exchange obligations under the Notes are secured by a pledge of the AVII Shares.

                        In connection with the issuance of the Notes, SuperGen issued warrants to the Purchasers for the purchase of an aggregate of 1,997,500 shares of SuperGen common stock (“Warrants”).  The Warrants will be exercisable for a term of 5 years at an exercise price of $5.00 per share.

                        In connection with the placement, SuperGen also agreed to pay certain cash fees and grant certain warrants to the placement agent, Rodman & Renshaw, Inc. for its activity engaged on behalf of SuperGen.

                        Pursuant to the Registration Rights Agreement, SuperGen will file a registration statement on Form S-3 (“Registration Statement”) to cover the resale of the Interest Shares, Conversion Shares, Warrant Shares and shares issuable upon exercise of the warrant issued to Rodman & Renshaw, Inc.

                        On February 27, 2003, SuperGen issued a press release announcing the execution of definitive agreements for the transaction.  A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7.            Financial Statements and Exhibits.

                (c)           Exhibits

10.1               Securities Purchase Agreement dated February 26, 2003 by and among SuperGen, Inc. and the purchasers named therein

10.2               Form of Senior Exchangeable/Convertible Note dated February 26, 2003 issued to the purchasers under the Securities Purchase Agreement

10.3               Registration Rights Agreement dated February 26, 2003 by and among SuperGen, Inc. and the purchasers named therein

10.4               Form of Warrant dated February 26, 2003 issued to the purchasers under the Securities Purchase Agreement

10.5               Pledge Agreement dated February 26, 2003 executed by SuperGen, Inc. in favor of the purchasers under the Securities Purchase Agreement

10.6               Securities Account Control Agreement dated February 26, 2003 by and among SuperGen, Inc., the purchasers named therein, and Mellon Investor Services LLC

99.1               Press release dated February 27, 2003 announcing the execution of the definitive agreements for the exchangeable/convertible debt financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                SUPERGEN, INC.

Date:  February 27, 2003                                                                                                                                                                                                                 By: /s/ Joseph Rubinfeld

                                                                                                                                                                                                                                                                                                Joseph Rubinfeld, Ph.D.

                                                                                                                                                                                                                                                                                                Chief Executive Officer, President

                                                                                                                                                                                                                                                                                                and Director

EXHIBIT INDEX

Exhibit No.             Description

10.1               Securities Purchase Agreement dated February 26, 2003 by and among SuperGen, Inc. and the purchasers named therein

10.2               Form of Senior Exchangeable/Convertible Note dated February 26, 2003 issued to the purchasers under the Securities Purchase Agreement

10.3               Registration Rights Agreement dated February 26, 2003 by and among SuperGen, Inc. and the purchasers named therein

10.4               Form of Warrant dated February 26, 2003 issued to the purchasers under the Securities Purchase Agreement

10.5               Pledge Agreement dated February 26, 2003 executed by SuperGen, Inc. in favor of the purchasers under the Securities Purchase Agreement

10.6               Securities Account Control Agreement dated February 26, 2003 by and among SuperGen, Inc., the purchasers named therein, and Mellon Investor Services LLC

99.1               Press release dated February 27, 2003 announcing the execution of the definitive agreements for the exchangeable/convertible debt financing